UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 30, 2013 (August 28, 2013)

TRIANGLE PETROLEUM CORPORATION

(Exact name of registrant as specified in charter)

Delaware	001-34945	98-0430762
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	file number)	Identification No.)

1200 17th Street, Suite 2600, Denver, CO 80202

(Address of principal executive offices)

Registrant’s telephone number, including area code: (303) 260-7125

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement.

As previously reported by Triangle Petroleum Corporation (the “Company”) in a Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on August 6, 2013, the Company entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) with TIAA Oil and Gas Investments, LLC (“TOGI”) on August 6, 2013.  As permitted under the terms of the Stock Purchase Agreement, on August 28, 2013, TOGI assigned its rights and obligations to purchase the common stock under the Stock Purchase Agreement to ActOil Bakken, LLC (the “Purchaser”), which is an affiliate of TOGI.

Pursuant to the Stock Purchase Agreement, on August 28, 2013, the Company issued to the Purchaser 11,350,000 shares of common stock at $7.20 per share for gross proceeds to the Company of $81.72 million and concurrently entered into a Rights Agreement (the “Rights Agreement”) with the Purchaser.  Under the Rights Agreement, the Purchaser is entitled to certain demand registration rights and unlimited piggyback registration rights under the Securities Act of 1933, as amended.

The Rights Agreement also grants the Purchaser the preemptive right to purchase its pro rata share on a fully diluted basis of any future equity offerings by the Company until such time as the Purchaser and its affiliates cease to hold at least the lesser of (i) 50% of the shares of common stock acquired by the Purchaser pursuant to the Stock Purchase Agreement and (ii) 10% of the Company’s then-outstanding shares of common stock (a “Termination Event”).  Such rights are subject to customary exclusions such as securities offered in connection with employee benefits plans, business combinations, pro-rata distributions, and stockholder rights plans.

Pursuant to the Rights Agreement, on the date on which the aggregate amount paid to the Company by the Purchaser and certain of its affiliates as consideration for shares of common stock exceeds $150 million, the Purchaser will be entitled to designate one director to serve on the Board of Directors of the Company until such time as a Termination Event occurs.

The Rights Agreement further provides that, for so long as the Purchaser holds (i) 50% of the common stock purchased by the Purchaser under the Stock Purchase Agreement, and (ii) 10% of the then issued and outstanding common stock, without the prior written consent of the Purchaser, the Company and its subsidiaries shall not incur any indebtedness unless the Consolidated Leverage Ratio (as defined in the Rights Agreement) does not exceed 5.0 to 1.0 (provided that debt outstanding under the Company’s senior credit facility and its 5% convertible note issued in July 2012 are excluded from such calculation).

The foregoing descriptions of the Stock Purchase Agreement and the Rights Agreement are not complete and are qualified in their entirety by reference to the complete texts of the Stock Purchase Agreement and the Rights Agreement, which are attached as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Item 2.01                                           Completion of Acquisition or Disposition of Assets.

As previously reported by the Company in a Current Report on Form 8-K filed with the SEC on August 6, 2013, Triangle USA Petroleum Corporation (“TUSA”), a wholly-owned subsidiary of the Company, entered into a definitive Purchase and Sale Agreement (the “Acquisition Agreement”) with Kodiak Oil & Gas (USA) Inc. and Kodiak Williston, LLC (collectively, “Seller”) pursuant to which TUSA agreed to acquire from Seller (the “Acquisition”) certain oil and gas leaseholds located in McKenzie County, North Dakota comprising approximately 5,620 net acres, and various other related rights, permits, contracts, equipment and other assets.  The effective date for the Acquisition is July 1, 2013 (the “Effective Date”).

On August 28, 2013, the parties closed the Acquisition for $83,805,195 in cash, which included a net upward adjustment of $1,805,195 for certain pre-closing adjustments.  The Company funded the Acquisition from the proceeds of the Stock Purchase Agreement and cash on hand.  Additional post-closing adjustments may be required.

The foregoing description of the Acquisition Agreement is not complete and is qualified in its entirety by reference to the complete text of the Acquisition Agreement, which is attached as Exhibit 10.3 to this Current Report on Form 8-K and incorporated in this Item 2.01 by reference.

Concurrently with the closing of the Acquisition, the Company closed a trade agreement (the “Trade Agreement”) with Seller to exchange certain of the Company’s oil and gas leasehold interests in Seller operated units in return for approximately 635 net acres of leasehold interests held by Seller in units operated by the Company.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the 2013 Annual Meeting of Stockholders (the “2013 Annual Meeting”) of Triangle Petroleum Corporation (the “Company”) held on August 30, 2013, the Company’s stockholders approved the terms of the CEO Stand-Alone Stock Option Agreement, dated July 4, 2013, between the Company and Mr. Samuels.  A description of the material terms of the CEO Stand-Alone Stock Option Agreement was included in the Proxy Statement for the 2013 Annual Meeting, which was filed by the Company with the SEC on July 25, 2013 (the “2013 Proxy Statement”), under the heading “PROPOSAL 4 —APPROVAL OF THE CEO OPTION GRANT,” which description is incorporated herein by reference.

The foregoing description of the CEO Stand-Alone Stock Option Agreement is not complete and is qualified in its entirety by reference to the complete text of the CEO Stand-Alone Stock Option Agreement, which is attached as Exhibit 10.4 to this Current Report on Form 8-K and incorporated in this Item 5.02 by reference.

Item 5.07.  Submission of Matters to a Vote of Security Holders.

The Company held the 2013 Annual Meeting on August 30, 2013 at its corporate offices located at 1200 17th Street, Suite 2600, Denver, Colorado 80202. At the close of business on July 15, 2013, the record date for the 2013 Annual Meeting, there were 56,473,037 shares of common stock issued and outstanding, which constituted all of the outstanding capital stock of the Company. At the 2013 Annual Meeting, 49,075,039 of the 56,473,037 outstanding shares of common stock entitled to vote, or approximately 86.9%, were represented by proxy or in person, and, therefore, a quorum was present.  The proposals voted on at the 2013 Annual Meeting are described in detail in the 2013 Proxy Statement.

The voting results on the proposals presented for stockholder approval at the 2013 Annual Meeting were as follows:

Proposal 1

The Company’s stockholders elected six individuals to the Board of Directors to hold office until the Company’s 2014 Annual Meeting of Stockholders, or until their successors are duly elected and qualified, as set forth below:

NAME	FOR	WITHHELD	BROKER NON-VOTES
Peter Hill	38,609,972	1,341,836	9,123,231
Jonathan Samuels	39,183,365	768,443	9,123,231
F. Gardner Parker	33,179,476	6,772,332	9,123,231
Gus Halas	35,212,715	4,739,093	9,123,231
Randal Matkaluk	34,615,485	5,336,323	9,123,231
Roy A. Aneed	35,061,667	4,890,141	9,123,231

Proposal 2

The Company’s stockholders ratified and approved the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2014, as set forth below:

FOR	AGAINST	ABSTAIN
48,643,524	302,103	129,412

Proposal 3

The Company’s stockholders approved an amendment to the Company’s Certificate of Incorporation to authorize 40,000,000 shares of preferred stock, as set forth below:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
30,320,818	8,759,453	970,263	9,024,505

Proposal 4

The Company’s stockholders approved the CEO Stand-Alone Stock Option Agreement and related stock option grant, as set forth below:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
26,355,079	13,288,953	406,501	9,024,506

Proposal 5

The Company’s stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers, as set forth below:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
27,014,159	12,629,001	407,373	9,024,506

Proposal 6

The Company’s stockholders approved, on an advisory basis, the frequency of the advisory vote on the compensation of the Company’s named executive officers to occur every three years, as set forth below:

EVERY ONE YEAR	EVERY TWO YEARS	EVERY THREE YEARS	ABSTAIN	BROKER NON-VOTES
16,138,309	2,268,123	21,034,746	609,355	9,024,506

In light of this result and other factors considered by the Board of Directors of the Company at a meeting of the Board of Directors held on August 30, 2013 following the 2013 Annual Meeting, the Board of Directors determined that the Company will hold a non-binding advisory vote on the compensation of its named executive officers once every three years until the next required vote on the frequency of the advisory vote on executive compensation occurs, or until the Board of Directors determines that holding such vote with a different frequency is in the best interests of the Company. The next non-binding advisory vote regarding the frequency of the advisory vote on the compensation of the Company’s named executive officers will be held no later than the Company’s 2019 Annual Meeting of Stockholders.

Item 8.01                                           Other Information.

Update regarding Commitment for Second-Lien Credit Facility

As previously reported by the Company in a Current Report on Form 8-K filed with the SEC on August 6, 2013, TUSA received a commitment letter and term sheet with respect to a new second-lien credit facility with an expected initial commitment of $60 million and an expected closing date on or before September 30, 2013.  Following the successful completion of the Company’s recent public equity offering and the closing of the Stock Purchase Agreement, the Company and TUSA have determined not to proceed with the second-lien credit facility at this time.  While the Company or TUSA may reconsider entry into a second-lien credit facility at a future date, there is no guarantee that such financing would be available to the Company or TUSA at a later date on acceptable terms or at all.

Item 9.01                                           Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 10.1	Stock Purchase Agreement, dated August 6, 2013, between Triangle Petroleum Corporation and TIAA Oil and Gas Investments, LLC
Exhibit 10.2	Rights Agreement, dated August 28, 2013, between Triangle Petroleum Corporation and ActOil Bakken, LLC
Exhibit 10.3	Purchase and Sale Agreement, dated August 5, 2013, by and among Kodiak Oil & Gas (USA) Inc. and Kodiak Williston, LLC, collectively, as Seller, and Triangle USA Petroleum Corporation, as Purchaser
Exhibit 10.4

CEO Stand-Alone Stock Option Agreement, dated July 4, 2013, between Triangle Petroleum Corporation and Jonathan Samuels, filed as Exhibit 10.2 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on July 10, 2013 and incorporated herein by reference

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 30, 2013	TRIANGLE PETROLEUM CORPORATION

	By:	/s/ Justin Bliffen
Justin Bliffen
Chief Financial Officer

Index to Exhibits

Exhibit Number	Description

Exhibit 10.1*	Stock Purchase Agreement, dated August 6, 2013, between Triangle Petroleum Corporation and TIAA Oil and Gas Investments, LLC
Exhibit 10.2*	Rights Agreement, dated August 28, 2013, between Triangle Petroleum Corporation and ActOil Bakken, LLC
Exhibit 10.3*	Purchase and Sale Agreement, dated August 5, 2013, by and among Kodiak Oil & Gas (USA) Inc. and Kodiak Williston, LLC, collectively, as Seller, and Triangle USA Petroleum Corporation, as Purchaser
Exhibit 10.4*

CEO Stand-Alone Stock Option Agreement, dated July 4, 2013, between Triangle Petroleum Corporation and Jonathan Samuels, filed as Exhibit 10.2 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on July 10, 2013 and incorporated herein by reference

* Filed herewith.